EXHIBIT 10.13
SP Acquisition Holdings, Inc.
590 Madison Avenue, 32nd Floor
New York, NY 10022
September 8, 2009
Steel Partners II Liquidating Series Trust — Series F
590 Madison Avenue, 32nd Floor
New York, NY 10022
SP Acq LLC
590 Madison Avenue, 32nd Floor
New York, NY 10022

Re: Non-Voting Common Stock
     Gentlemen:
     The purpose of this letter (this “Letter Agreement”) is to set forth the terms of an understanding between SP Acquisition Holdings, Inc. (“SPAH”), SP Acq LLC and Steel Partners II Liquidating Series Trust- Series F (“Steel Trust”), a liquidating trust established for the purpose of effecting the orderly liquidation of certain assets of Steel Partners II, L.P. (“SPII”), in connection with (a) the conversion of certain voting common stock of SPAH held by Steel Trust and SP Acq LLC, and (b) the exercise of certain warrants acquired by SPII and SP Acq LLC pursuant to that certain the Founder’s Securities Purchase Agreement (the “Purchase Agreement”), dated March 22, 2007, by and between SPAH and SP Acq LLC; and/or pursuant to that certain Co-Investment Units Purchase Agreement and any amendments to such Co-Investment Units Purchase Agreement (the “Co-Investment Agreement”), dated March 22, 2007 by and among SPAH, SP Acq LLC, and SPII; and/or that certain Founder’s Units Purchase Agreement (the “SPII Purchase Agreement”), dated March 30, 2007, by and among SPAH, SP Acq LLC and SPII. This Letter Agreement is being delivered in accordance with Section G of the Purchase Agreement, the SPII Agreement and the Co-Investment Agreement. Terms not defined in this Letter Agreement shall have the meaning ascribed to them in the Purchase Agreement. Steel Trust, as the successor interest to SPII, and SP Acq LLC are collectively referred to herein as the “Steel Affiliates”.
     In order facilitate the merger (the “Merger”) and other related transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 30, 2009, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated August 10, 2009, by and between SPAH and Frontier Financial Corporation and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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1.	Warrant Exercise. Upon the exercise of the Initial Founder’s Warrants, the Additional Founder’s Warrants and Co-Investment Warrants (collectively, the “Warrants”) by the Steel Affiliates following consummation of the Merger, the Steel Affiliates shall receive non-voting common stock of SPAH in lieu of voting common stock of SPAH in such amounts, as shall be jointly determined by the Steel Affiliates, as is necessary to maintain a joint ownership level by the Steel Affiliates of SPAH voting common stock at below 5% of the total outstanding shares of voting common stock of SPAH. For the avoidance of doubt, the agreement set forth in this provision only applies to Warrants exercised by the Steel Affiliates and shall not apply to Warrants distributed to beneficiaries of the Steel Affiliates.

2.	Stock Conversion. Immediately following consummation of the Merger, the Steel Affiliates shall convert such number of shares of voting common stock of SPAH owned by the Steel Affiliates into shares of non-voting common stock of SPAH as is necessary to maintain a joint ownership level by the Steel Affiliates of SPAH voting common stock at below 5% of the total outstanding shares of voting common stock of SPAH. The number of shares of voting common stock of SPAH to be converted to non-voting common stock pursuant to this Section 2 shall be jointly determined by the Steel Affiliates.

3.	Entire Agreement. This Letter Agreement contains the entire understanding between the parties as to the subject matter herein contained. There are no oral understandings, terms or conditions, and no party has relied upon any representation, express or implied, not contained in this Letter Agreement.

4.	Amendments. Except as otherwise provided herein, this Letter Agreement may not be terminated, amended, altered, modified or varied in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

5.	Successors. This Letter Agreement shall be binding upon and inure to the benefit of the parties and to their respective heirs, personal representatives, permitted successors and assigns.

6.	Joint Effort. Preparation of this Letter Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

7.	Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

8.	Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.
     Steel Trust and SP Acq LLC each acknowledge and understand that SPAH will rely upon this Letter Agreement in proceeding with the Merger and related transactions contemplated by the Merger Agreement.

     Please sign in the space provided below to acknowledge that the foregoing sets forth an agreement between us.

SP ACQUISITION HOLDINGS, INC.

		By:	/s/ Jack Howard
Name: Jack Howard
Title: Chief Operating Officer and Secretary
ACCEPTED AND AGREED TO:

Steel Partners II Liquidating Series Trust -		SP Acq LLC
Series F

By:	Steel Partners II GP LLC, the
Liquidating Trustee

By:	/s/ Jack Howard	By:	/s/ Warren Lichtenstein
	Name: Jack Howard		Name: Warren Lichtenstein
	Title: President		Title: Managing Member

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